UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 6, 2008

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan		48180

(Address of Principal Executive Offices)		(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 6, 2008, the Organization and Compensation Committee of the Board of Directors of Masco Corporation authorized the Company to amend the unfunded supplemental executive retirement and disability plans with Timothy Wadhams, the Company’s President and Chief Executive Officer, and with Donald J. DeMarie, Jr., the Company’s Executive Vice President and Chief Operating Officer, to provide that the amount of the regular year-end cash bonus to be taken into account for purposes of the plan formula be limited to 60% of the maximum bonus opportunity for that year. The amendment to Mr. DeMarie’s plan also provides for the vesting of benefits prior to the attainment of age 50, which is consistent with similar plans extended to a number of other senior executives of the Company.
     These amendments are attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99 Supplemental Executive Retirement Plan Amendment for Timothy Wadhams and Supplemental Executive Retirement Plan Form and Amendment for Donald J. DeMarie, Jr.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John R. Leekley
	Name:	John R. Leekley
	Title:	Senior Vice President and General Counsel

February 11, 2008

EXHIBIT INDEX
     99 Supplemental Executive Retirement Plan Amendment for Timothy Wadhams and Supplemental Executive Retirement Plan Form and Amendment for Donald J. DeMarie, Jr.